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                         FIRST AMENDMENT TO LEASE AGREEMENT

                           (Sleep Inn, Sarasota, Florida)


    This First Amendment to Lease Agreement (this "First Amendment") is entered into by and between Host Ventures, Inc., a Maryland corporation ("Lessor"), and Crossroads Hospitality Tenant Company, L.L.C., a Delaware limited liability company ("Lessee"), and is dated effective as of March 14th, 1997 (the "Effective Date").

                                     RECITALS

    A. Lessor, or its predecessor-in-interest, and Lessee have previously entered into that certain Lease Agreement (Sleep Inn, Sarasota, Florida) (the "Lease Agreement") dated September 6, 1996, by and between Lessor, as Lessor, and Lessee, as Lessee, and covering the "Leased Property" known as the Sleep Inn Motel, Sarasota, Florida.

    B. Lessor and Lessee now desire to modify and amend the Lease Agreement in certain respects as provided hereinbelow.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

    1. As of the Effective Date, the Lease Agreement is amended by the deletion therefrom of Sections 3.1(A) and (B) in their entirety, and in place of and substitution therefor, new Sections 3.1(A) and (B) added, as follows:

         (A) BASE RENT: Beginning with March 31, 1997, in consecutive monthly installments, on or before the last day of each calendar month of the Term ("Base Rent") an amount corresponding to the amounts set forth on EXHIBIT D attached hereto and made a part hereof, provided, however, that the first and last monthly payments of Base Rent shall be pro-rated as to any partial month (subject to adjustment as provided in Sections 5.2, 14.5, 15.3, 15.5, and 15.6). If required by any mortgagee of Lessor and at the request of Lessor, Base Rent payments shall in a timely fashion be wired or mailed to an account designated by any such mortgagee for such Base Rent payments.

         (B) PERCENTAGE RENT: For each Fiscal Year during the Term commencing with the Fiscal Year beginning January 1, 1997, Tenant shall pay percentage rent ("Percentage Rent") on a quarterly basis within twenty (20) days after the end of each calendar quarter and in an amount calculated in accordance with the formula set forth on EXHIBIT E attached hereto and made a part hereof. If required by any mortgagee of Lessor and at the request of Lessor, Percentage Rent payments shall in a timely fashion be wired or mailed to an account designated by any such mortgagee for such Percentage Rent payments.
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    2.   As of the Effective Date, the Lease Agreement is hereby amended by the deletion therefrom of the introductory paragraph of Section 3.3 in its entirety, and, in place of and in substitution thereof, a new introductory paragraph added as follows:

         3.3 ANNUAL BUDGET. The Lessee shall, on or before sixty (60) days after the Commencement Date, submit the Annual Budget for 1996 (or the remainder thereof) to the Lessor for Lessor's approval within thirty (30) days of its receipt of such Annual Budget. For all Fiscal Years thereafter, not later than October 31 of each Fiscal Year, Lessee shall submit the Annual Budget for the next fiscal year to Lessor for Lessor's approval. The Annual Budget for 1996 and all Fiscal Years thereafter shall by month and quarter contain the following:

    3. As of the Effective Date, the Lease Agreement is hereby amended by the deletion therefrom of Section 25(b) in its entirety, and, in place of and in substitution therefor, a new Section 25 (b) added, as follows:

         (b)  Lessee will furnish the following to Lessor:

             (1) with reasonable promptness, such information respecting the financial condition and affairs of Lessee including audited financial statements prepared by Coopers & Lybrand, L.L.C. or such other certified independent accounting firm as may be approved by Lessor, as Lessor may reasonably request from time to time, provided, however that in the absence of special and/or nonrecurring circumstances Lessee shall only be required to furnish audited financial information to Lessor no more than once per Fiscal Year; and

              (2) the most recent Financials of Lessee within 25 days after each quarter of any Fiscal Year (or, in the case of the final quarter in any Fiscal Year, the most recent audited Financials of Lessee within 60 days); and

              (3) on or about the 15th day of each month, a true, complete and correct cash flow statement with respect to the Leased Property in the form attached hereto as EXHIBIT K and incorporated herein by reference (and attached hereto as Rider 1), reflecting (a) a detailed accounting of Gross Revenues, Gross Room Revenues (and other cash receipts of any kind whatsoever) and all Operating Expenses (as defined in Section 48 hereof), and other cash payments and disbursements (of any kind whatsoever), and (b) year-to-date summaries of same, together with an Officer's Certificate stating that such cash flow statement is true, complete and correct; and

              (4) on or about the 15th day of each month, an Officer's Certificate stating that all Operating Expenses (as defined in Section 48 hereof) with respect to the Leased Property which have accrued as of the last day of the month preceding the delivery of the cash flow statement referred to in (3) above have been fully paid or otherwise reserved or provided for by Lessee; and

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

              (5) within seventy-five (75) days after the end of each Fiscal Year, with a report setting forth (a) the Net Operating Income (as defined in Section 48 hereof) for such Fiscal Year, (b) the average occupancy rate of the Leased Property during such Fiscal Year, and (c) the capital repairs, replacements and improvements performed at the Leased Property during such Fiscal Year and the cost of same; and

              (6) on an annual basis, copies of all reports submitted to governmental authorities and agencies (including, but not limited to, reports relating to sales, use and occupancy taxes) and any franchisor.


    4. As of the Effective Date, the Lease Agreement is hereby amended by the deletion therefrom of SECTION 40(B) in its entirety, and, in the place of and in substitution therefor, a new SECTION 40(B) added, as follows:


         (B) Not later than October 31 of each Fiscal Year, Lessee shall submit to Lessor for Lessor's approval pursuant to the provisions of
    Section 3.3 hereof, a Capital Expenditure Budget for the next Fiscal Year as part of Lessee's submission to Lessor of the Annual Budget. The purpose for the Capital Expenditure Budget shall be to keep the Leased Property competitive with any hotel or hotels similar in nature and type to the Leased Property in the area of the Competitive Set and to keep the Leased Property in compliance with the applicable provisions of the Franchise Agreement. The Capital Expenditure Budget shall include without limitation, the expenditures required, necessary and/or anticipated for the repair, replacement or refurbishment of carpet, soft goods, FF&E and structural and mechanical items, alterations to the Leased Property (but only in accordance with Section 10.1 hereof), reconstruction in the event of damages or destruction of the Leased Property (but only in accordance with Section 14 hereof), restoration pursuant to a Taking (but only in accordance with Section 15 of this Lease), other required or desirable capital improvements to the Leased Property or any of the components, other required or desirable capital improvements to the Leased Property or any of the components, other required or desired working capital, and such other items characterized as capital expenditures under the Uniform System (excluding, however, items required to be maintained at Lessor's cost pursuant to Section 9.1.2 of this Lease). Lessor shall maintain a separate interest bearing account referred to as the Capital Expenditure Reserve Account from which all costs and expenses reflected in an approved Capital Expenditure Budget should be paid; provided, however, Lessee shall be an authorized signatory on such account. For the first four (4) years of the Term hereof, Lessor shall, within five (5) days of its receipt of the monthly profit and loss statement described in Section 25(b)(3) hereof, fund into the Capital Expenditure Reserve Account (or if required by its mortgagee, all or portions thereof into a similar account designated by such mortgagee), an amount equal to four percent (4%) of the Gross Room Revenues for the preceding month (pro-rated for any partial calendar month); provided this amount will be increased to six percent (6%) for years five (5) and thereafter during the Term hereof. Lessee understands and agrees that after the approval by Lessor of

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

    any annual Capital Expenditure Reserve Budget, no monies can be expended from the Capital Expenditure Reserve Account for the applicable year which were not reflected in that year's annual Capital Expenditure Budget (or if such expenditures were reflected on the applicable budget, but were underestimated) without the prior written consent of Lessor, which will not be unreasonably withheld or delayed; provided, that in the event of an emergency necessitating expenditures for the protection of life or health or the protection of the Leased Property (a) Lessee shall immediately pay or incur the costs and expenses in its reasonable judgment necessary to insure such protection and irrespective of whether such sums are reflected on the applicable Capital Expenditure Budget, and (b) Lessor shall fund additional monies into the Capital expenditure Revenue Account with regard to same if monies in said account are insufficient to pay the costs and expenses associated with such emergency. In addition to those statements required by Section 25 hereof, Lessee agrees during the Term hereof to provide to Lessor monthly reports and invoices as to the expenditures made from the Capital Expenditure Reserve Account for the operations of the Leased Property for the immediately preceding month.

    5.   PARAGRAPH INTENTIONALLY OMITTED.







                        [SPACE INTENTIONALLY LEFT BLANK]






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    6.   Except as amended hereby, the Lease Agreement remains unchanged, in full force and effect, and the binding obligation of Lessor and Lessee. Capitalized terms used herein and not otherwise defined shall have the meanings asserted thereto in the Lease Agreement.

    Executed effective as of the aforementioned Effective Date.

                             Lessor:

                             HOST VENTURES, INC., a Maryland corporation


                             By:  /s/  Michael S. McNulty
                                 --------------------------------
                                  Michael S. McNulty, President

                             LESSEE:

                             CROSSROADS HOSPITALITY TENANT
                             COMPANY, L.L.C., a Delaware limited
                             liability company


                             By:  /s/  Kevin P. Kilkeary
                                  --------------------------------
                                  Kevin P. Kilkeary, President



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